ADDENDUM TO AGREEMENT OF SALE

     THIS ADDENDUM TO AGREEMENT OF SALE is entered into as of the     day of
October, 1996, by and between CEEBRAID-SIGNAL CORPORATION, a Florida corporation ("Purchaser") and GLENEAGLES INVESTORS A REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

     The Agreement of Sale of even date between Purchaser and Seller (the "Agreement") is hereby modified as follows:

     1. Concerning Paragraph 3 of the Agreement, Seller and Purchaser acknowledge that the survey does not locate all of the Permitted Exceptions. Therefore, if the location of one or more of the Permitted Exceptions on the Updated Survey materially impairs the marketability of the Property and cannot be insured over by the Title Insurer, such shall be deemed Unpermitted Survey Exceptions.

     2. Concerning Paragraph 3a of the Agreement, the special title exception set forth in Schedule B, Number 15 is hereby deleted as a Permitted Exception.

     3. Concerning Paragraph 8 of the Agreement, the Closing Date is hereby changed from "October 30, 1996," to "December 16, 1996."

     Except as set forth herein, the Agreement is not modified.

                              SELLER:

                              GLENEAGLES INVESTORS A REAL ESTATE
                              LIMITED PARTNERSHIP, an Illinois limited partnership

                              By:  Balcor Equity Partners-IV, an Illinois
                                   general partnership, its general partner

                                   By:  The Balcor Company, a Delaware
                                        corporation, a general partner

                                        By:   /s/ James E. Mendelson
                                             ----------------------------------
                                        Name:     James E. Mendelson
                                             ----------------------------------
                                        Its:      Authorized Representative
                                             ----------------------------------


                              PURCHASER:

                              CEEBRAID-SIGNAL CORPORATION, a Florida
                              corporation

                              By:   /s/ Richard Schlesinger
                                   ------------------------------------
                              Name:     Richard Schlesinger
                                   ------------------------------------
                              Its:      Managing Director
                                   ------------------------------------
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